UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

AST SpaceMobile, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (432) 276-3966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On January 18, 2024, AST SpaceMobile, Inc. (the “Company”) announced strategic investments and commercial commitments from AT&T Venture Investments, LLC (“AT&T”), Google LLC (“Google”), and Vodafone Ventures Limited (“Vodafone, and together, the “Investors”), as well as plans for additional capital actions described further below that, if completed, would, together with the strategic partners commitments, result in up to $306.5 million in aggregate gross proceeds to the Company. The Company received commitments for a total of $155.0 million from three strategic partners, consisting of $110.0 million in subordinated convertible notes of the Company and $45.0 million of commercial payments (subject to the conditions described below). In addition, the Company plans to seek a waiver to permit the draw of up to an additional $51.5 million under its senior-secured credit facility with ACP Post Oak Credit II LLC, as administrative agent and collateral agent, and Atlas Credit Partners, LLC, as lender, and is launching a registered offering (the “Offering”) of $100.0 million Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”). If the Company is able to draw the remaining available amount under the credit facility, the Company will receive proceeds of approximately $43.8 million after payment of fees, expenses, a required deposit into an interest reserve escrow account, and other amounts. Whether the Company is granted a waiver and the timing for any drawdown is uncertain. In addition, there is no certainty as to whether the Company will be able to complete the public offering on acceptable terms or at all or if the Company does complete the offering, what the size or price per share will be.

The information set forth in this Current Report on Form 8-K and the exhibits attached hereto is not an offer to sell the Company’s Class A Common Stock or any other securities of the Company and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Security Investment Agreement

On January 16, 2024, the Company entered into a Convertible Security Investment Agreement (the “Investment Agreement”) with AT&T, Google and Vodafone. Pursuant to the Investment Agreement, the Investors have agreed to purchase the Company’s subordinated convertible notes for an aggregate principal amount of $110.0 million (such notes, the “Notes” and such investments, the “Investments”).

The Notes will bear interest at a rate of 5.50% per year, payable semi-annually in arrears on June 30 and December 30 of each year, beginning on June 30, 2024. The Company has the option to pay interest on the Notes in cash or in kind. If the Company elects to pay interest on the Notes in kind, the principal amount of the Notes will be increased by the amount of the interest payment, and interest will accrue on such increased principal amount in subsequent interest periods. The Notes will have a ten-year term unless earlier converted.

The holders of the Notes (the “Holders”) may convert the Notes (subject to certain exceptions) at an initial conversion rate of 173.9130 shares of Class A Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $5.75 per share of Class A Common Stock, representing a 39% premium to the stock price at the time of signing). Upon conversion of the Notes, the Company will deliver shares of Class A Common Stock to the Holders. The Holders may convert their Notes at their option at any time on or after January 16, 2025. The Holders will also have the right to convert the Notes prior to January 16, 2025 in the event that the Company undergoes a fundamental change (defined to include change of control, certain mergers of the Company with another company, the sale of all or substantially all of the assets of the Company, and liquidation). The conversion rate is also subject to customary anti-dilution adjustments if certain events occur.

On or after January 16, 2025, the Company may require the Holders to convert the Notes (subject to certain exceptions), at an initial conversion rate of 173.9130 shares of Class A Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $5.75 per share of Class A Common Stock) at its option, if the VWAP of the Class A Common Stock has been at least 130% of the conversion price then in effect for 30 consecutive trading days, on the immediately succeeding trading day after the last trading day of such 30 day period.

The Notes may be accelerated upon the occurrence of certain events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency of the Company, 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable. If any other event of default with respect to the Notes occurs or is continuing (which include customary events of default, including the failure to pay principal or interest when due and the failure to comply with other covenants contained in the Investment Agreement), the Holders of at least 60% in aggregate principal amount of the then outstanding Subordinated Obligations (as defined in the Investment Agreement to include the obligations under the Notes) may declare the principal amount of the Notes to be immediately due and payable.

Upon the occurrence of a “fundamental change” prior to the conversion or maturity of the Notes, the Company is required to repay the Notes immediately prior to the consummation of such fundamental change in an amount equal to the aggregate principal amount of such Notes, plus any accrued and unpaid interest thereon.

The Investment Agreement provides for the Notes to be issued on the closing date (expected to be January 22, 2024) to the Investors in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes will not be registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. The Investment Agreement contains customary representations, warranties, covenants, events of default and acceleration provisions.

The consummation of the transactions contemplated by the Investment Agreement are subject to customary and other closing conditions. If we unable to consummate these transactions, it could have an adverse effect on our business.

The descriptions of the Investment Agreement and the Notes are summaries and are qualified in their entirety by reference to the complete text of the Investment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference, and to the Form of Note, a copy of which is filed as Exhibit B to the Investment Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Investor and Registration Rights Agreement

On January 22, 2024, in connection with the closing of the Investments, each of the Investors will enter into an Investor and Registration Rights Agreement (the “Registration Rights Agreement”) with the Company.

Under the terms of the Registration Rights Agreement, the Company will grant the Investors certain registration rights with respect to their Registrable Securities (as defined in the Registration Rights Agreement). Among other things, the Registration Rights Agreement will require the Company to register the shares of Class A Common Stock issuable upon conversion of the Notes. The Investors will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of three demands) and only if the offering will include Registrable Securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed in the future. The Company will bear all of the expenses incurred in connection with the filing of any such registration statement.

In addition, each Investor will agree to vote its Registrable Securities in accordance with the recommendation of the Company’s board of directors in the event of any change of control transaction.

The description of the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the complete text of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

In connection with the Offering, the Company filed a prospectus supplement, dated January 18, 2024 (the “Prospectus Supplement”) with the SEC, which contains the following information regarding the Company’s results of operations or financial condition for the three and twelve months ended December 31, 2023:

Set forth below are the Company’s unaudited preliminary estimated results for cash and cash equivalents and restricted cash, and capitalized property and equipment costs as of December 31, 2023, and Total operating expenses and Adjusted operating expenses for the three and twelve months ended December 31, 2023 and cash and cash equivalents and restricted cash, and capitalized property and equipment costs as of December 31, 2022, and Total operating expenses and Adjusted operating expenses for the three and twelve months ended December 31, 2022.

Adjusted operating expense is an alternative financial measure used by the Company’s management to evaluate its operating performance as a supplement to its most directly comparable U.S. GAAP financial measure. The Company defines Adjusted operating expenses as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. The Company believes Adjusted operating expense is a useful measure across time in evaluating the Company’s operating performance as the Company uses Adjusted operating expenses to manage the business, including in preparing its annual operating budget and financial projections. Adjusted operating expenses is a non-GAAP financial measure that has no standardized meaning prescribed by GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and is presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses.

The following are the Company’s unaudited preliminary estimated results as of and for the three and twelve months ended December 31, 2023 and actual results as of and for the three and twelve months ended December 31, 2022:

●	Cash and cash equivalents and restricted cash of approximately $88.1 million as of December 31, 2023 compared to $239.3 million as of December 31, 2022;
●	Incurrence of approximately $234.1 million to $242.1 million of capitalized property and equipment costs as of December 31, 2023 as compared to $146.0 million of capitalized property and equipment costs incurred as of December 31, 2022;
●	Preliminary Total operating expenses between $55.3 million and $61.0 million for the three months ended December 31, 2023 as compared to $42.6 million in Total operating expenses for the three months ended December 31, 2022;
●	Preliminary Total operating expenses between $216.8 million and $222.5 million for the twelve months ended December 31, 2023 as compared to $152.9 million in Total operating expenses for the twelve months ended December 31, 2022;
●	Preliminary Adjusted operating expenses between $34.1 million and $38.8 million for the three months ended December 31, 2023 as compared to $39.1 million in Adjusted operating expenses for the three months ended December 31, 2022; and
●	Preliminary Adjusted operating expenses between $150.2 million and $154.9 million for the twelve months ended December 31, 2023 as compared to $138.8 million in Adjusted operated expenses for the twelve months ended December 31, 2022.

Set forth below is a reconciliation of preliminary Adjusted operating expenses to preliminary Total operating expenses for the three and twelve months ended December 31, 2023:

	Three months ended December 31, 2023		Twelve months ended December 31, 2023
(Dollars in thousands)	Low	High	Low	High
Preliminary Total operating expenses	$55,309	$61,009	$216,798	$222,498
Less: Preliminary stock-based compensation, depreciation and amortization	(21,169)	(22,169)	(66,641)	(67,641)
Preliminary Adjusted operating expenses	$34,140	$38,840	$150,157	$154,857

Set forth below is a reconciliation of Adjusted operating expenses to Total operating expenses for the three and twelve months ended December 31, 2022:

(Dollars in thousands)	Three months ended December 31, 2022	Twelve months ended December 31, 2022
Total operating expenses	$42,607	$152,875
Less: Stock-based compensation, depreciation and amortization	(3,549)	(14,102)
Adjusted operating expenses	$39,058	$138,773

The preliminary estimated financial results are management estimates and is based on information available to management as of the date of the Prospectus Supplement and is subject to completion of financial closing procedures as of and for the three and twelve months ended December 31, 2023. As a result, the actual results may vary materially from the preliminary estimated financial results included herein. These preliminary estimated financial results have been prepared by, and is the responsibility of, the Company’s management and is based on a number of assumptions. The Company’s independent registered public accountants have not audited, reviewed, compiled or performed any procedures with respect to these preliminary estimated financial results as of and for the three and twelve months ended December 31, 2023 and accordingly do not express an opinion or any other form of assurance with respect to these preliminary estimated financial results. Actual financial results will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided under Item 1.01 above under the caption “Convertible Security Investment Agreement” is incorporated by reference in this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 above under the caption “Convertible Security Investment Agreement” below is incorporated by reference in this Item 3.02 in its entirety. The issuance of the Notes is exempt from registration under Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On January 18, 2024, the Company issued a press release related to the Investments and the Letter Agreements (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, in connection with the Offering, the Company will disclose the following additional information:

The Company is currently assembling and testing its first five commercial BlueBird satellites (“Block 1 BB satellites”) at the Company’s facilities in Midland, Texas. The Company has a dedicated orbital launch scheduled for five Block 1 BB satellites late in the first quarter of 2024. The exact timing of this launch is contingent upon a number of factors, including satisfactory and timely completion of assembly, integrating and testing of the satellites, logistics, weather conditions, regulatory approvals, and other factors, many of which are beyond the Company’s control. The Company has flexibility under the launch services agreement to reschedule the date of this dedicated launch, subject to the launch vehicle provider’s launch schedule availability. As the Company approaches the launch window, the Company will continuously assess the optimal timing for the launch to ensure that it has satisfactorily completed all required pre-launch activities. Based on the current estimate, the Company believes the launch will occur in the second quarter of 2024.

The information contained in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Letter Agreements

On January 16, 2024, in connection with the Investments, each of AT&T Services, Inc. (“AT&T Services”), Google and Vodafone Group Services Limited (“Vodafone Group Services”) have entered into letter agreements with AST & Science, LLC (“AST LLC”) and the Company (the “Letter Agreements”).

The consummation of the transactions contemplated by such letter agreements are subject to customary and other closing conditions. If the Company is unable to consummate these transactions, it could have a material adverse effect on the Company’s business.

AT&T Letter Agreement

The letter agreement between AT&T Services, the Company and AST LLC provides, among other things, that AT&T Services will make a non-refundable $20.0 million commercial payment for prepaid service revenue, creditable against future service revenue of AST LLC, due after the launch and successful initial operation of the first five commercial satellites. AT&T Services also submitted a purchase order under a separate agreement for purchase of network equipment from AST LLC to support planned commercial service, for an undisclosed amount.

Under the letter agreement, the Company is required to use reasonable best efforts to cause the Stockholders’ Agreement of the Company, dated April 6, 2021 to be amended such that AT&T Services shall have the right to nominate, and the parties to such Stockholders’ Agreement agree to vote for and cause the appointment of, any representative of AT&T Services that it determines in its sole discretion to (i) serve as a non-voting observer to the Company’s board of directors or (ii) serve as a director to the Company’s board of directors.

Google Letter Agreement

AST LLC has entered into a letter agreement with Google whereby the parties will negotiate and execute a definitive agreement to provide, among other things, certain services to each other and have agreed to collaborate on product development, testing and implementation plans for SpaceMobile network connectivity on Android devices.

Vodafone Letter Agreement

The letter agreement between Vodafone Group Services and AST LLC provides, among other things, for an initial revenue commitment of $25.0 million to AST LLC to be paid by Vodafone Group Services over a two and a half year period to be defined in a future definitive agreement for AST LLC to provide connectivity services. Vodafone also agreed to purchase and submitted a purchase order for network equipment from AST LLC to support planned commercial service, for an undisclosed amount.

Update on Legal Proceedings

The Company received two books and records demands pursuant to 8 Del. C. § 220 from two stockholders seeking certain information relating to the de-SPAC merger to which the Company has responded. On December 27, 2023, one of those stockholders filed a putative class action lawsuit, Taylor v. Coleman, et al. (C.A. No. 2023-1292) in the Delaware court of Chancery against the Company, certain current and former directors of the Company and its predecessor entity, New Providence Acquisition Corp., and Abel Avellan (the “Delaware Class Action Litigation”). The plaintiff in the Delaware Class Action Litigation purports to represent a class of investors and alleges that the Company aided and abetted breaches of fiduciary duty by its former directors and purported former controllers, and breaches of fiduciary duty by the former directors and purported former controllers, in connection with the de-SPAC merger. The complaint seeks equitable relief and monetary damages. A schedule for the case has not yet been set and the outcome of these proceedings is uncertain.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of the Company to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows, uses of cash and capital expenditures; (ii) expected functionality of the SpaceMobile Service; (iii) the timing of the assembly, integration and testing as well as regulatory approvals for the launch of the Company’s Block 1 BB satellites; (iv) anticipated timing and level of deployment of satellites and anticipated developments in technology included in the Company’s satellites; (v) anticipated demand and acceptance of mobile satellite services; (vi) anticipated costs necessary to execute on the Company’s business plan, which costs are preliminary estimates and are subject to change based upon a variety of factors, including but not limited to the Company’s success in deploying and testing its constellation of satellites; (vii) anticipated timing of the Company’s needs for capital or expected incurrence of future costs; (viii) prospective performance and commercial opportunities and competitors; (ix) the Company’s ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals; (x) the Company’s ability to continue to raise funds to finance its operating expenses, working capital and capital expenditures; (xi) commercial partnership acquisition and retention; (xii) the negotiation of definitive agreements with mobile network operators and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding; (xiii) success in retaining or recruiting, or changes required in, officers, key employees or directors; (xiv) the Company’s expansion plans and opportunities, including the size of its addressable market; (xv) the Company’s ability to invest in growth initiatives and enter into new geographic markets; (xvi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xvii) changes in applicable laws or regulations; (xviii) the outcome of any legal proceedings that may be instituted against the Company; (xix) the Company’s ability to deal appropriately with conflicts of interest in the ordinary course of its business; and (xx) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of the Company’s Form 10-K filed with the SEC on March 31, 2023

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into the Company’s Form 10-K filed with the SEC on March 31, 2023. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Security Investment Agreement, dated as of January 16, 2024, by and among AST SpaceMobile, Inc. and the parties named therein
10.2	Form of Investor and Registration Rights Agreement
99.1	Press release dated January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AST SpaceMobile, Inc.

Date:	January 18, 2024	By:	/s/ Sean R. Wallace
		Name:	Sean R. Wallace
		Title:	Chief Financial Officer